Exhibit 5.1

LEGAL OPINION

February 2, 2009

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, Massachusetts 02459

Re:	Pro-Pharmaceuticals, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-1, initially filed by the Company on November 19, 2008 and amended on February 2, 2009 (as amended, the “Registration Statement”), with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the issuance by the Company to its stockholders of subscription rights (the “Basic Subscription Rights”), each right entitling the holders thereof to purchase two shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including the right to the Company’s stockholders who exercise their Basic Subscription Rights in full, to subscribe for additional shares that remain unsubscribed as a result of any unexercised rights for an additional amount equal to up to 400% of the shares of Common Stock for which the subscriber was otherwise entitled to subscribe (the “Over-Subscription Rights” and together with the Basic Subscription Rights, the “Rights”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As counsel to the Company and in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents.

Our opinion expressed below is limited to the Nevada Corporation Law, the applicable provisions of the Nevada constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Common Stock has been duly authorized and, when issued and delivered against payment therefor upon due exercise of the Rights as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP